TherapeuticsMD, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

TherapeuticsMD Announces Move to Nasdaq Global Select Market

BOCA RATON, Fla. – September 25, 2017 – TherapeuticsMD, Inc. (NYSE American: TXMD), an innovative women’s healthcare company, today announced that it will voluntarily move its stock exchange listing to the Nasdaq Global Select Market from the NYSE American LLC. The Company expects its common stock will begin trading on the Nasdaq Global Select Market on October 9, 2017 and its shares will continue to trade under the ticker symbol “TXMD”.

“Nasdaq is a great fit for TherapeuticsMD and represents the home of the world’s leading publicly traded biopharmaceutical companies,” said Robert G. Finizio, CEO of TherapeuticsMD. “We believe this move will enhance TherapeuticsMD’s visibility to all types of institutional investors and provide efficient liquidity for our shareholders.”

“We are proud to welcome TherapeuticsMD to Nasdaq’s family of the world’s largest and most innovative companies,” said Nelson Griggs, President of the Nasdaq Stock Exchange. “A Nasdaq listing will give TherapeuticsMD exposure to leading indexes in the investment community and will join other great pharmaceutical and biotechnology companies on Nasdaq. We look forward to working with and supporting TherapeuticsMD as it grows and achieves new milestones in women’s health.”

The Company has notified the NYSE American that it will voluntarily delist its common stock from the NYSE American. The last day of trading of the Company’s common stock on the NYSE American is expected to be on October 8, 2017. Until the Company’s common stock begins trading on Nasdaq, the Company’s common stock will continue to trade on the NYSE American under the ticker symbol “TXMD”.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative healthcare company focused on developing and commercializing products exclusively for women. With its SYMBODA™ technology, TherapeuticsMD is developing advanced hormone therapy pharmaceutical products to enable delivery of bio-identical hormones through a variety of dosage forms and administration routes. The company’s late stage clinical pipeline includes two phase 3 product candidates: TX-001HR for treatment of moderate-to-severe vasomotor symptoms (VMS) due to menopause and TX-004HR for treatment of moderate-to-severe vaginal pain during sexual intercourse (dyspareunia), a symptom of vulvar and vaginal atrophy (VVA) due to menopause. The company also manufactures and distributes branded and generic prescription prenatal vitamins under the vitaMedMD® and BocaGreenMD® brands.

Forward-Looking Statements

This press release by TherapeuticsMD, Inc. may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: the company’s ability to resolve the deficiencies identified by the FDA in the company’s new drug application for its TX-004HR product candidate and the time frame associated with such resolution; whether the company will be able to prepare an amended NDA for its TX-004HR product candidate and, if prepared, whether the FDA will accept and approve the NDA; the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize its hormone therapy drug candidates and obtain additional financing necessary therefor; whether the company will be able to prepare an NDA for its TX-001HR product candidate and, if prepared, whether the FDA will accept and approve the NDA; the length, cost and uncertain results of the company’s clinical trials, including any additional clinical trials that the FDA may require in connection with TX-004HR; the potential of adverse side effects or other safety risks that could preclude the approval of the company’s hormone therapy drug candidates; the company’s reliance on third parties to conduct its clinical trials, research and development and manufacturing; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership; and the transfer of the company’s stock listing from the NYSE American to the Nasdaq Global Select Market. PDF copies of the company’s historical press releases and financial tables can be viewed and downloaded at its website: www.therapeuticsmd.com/pressreleases.aspx.

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Investor Contact

David DeLucia

Director, Investor Relations

561-961-1900
David.DeLucia@TherapeuticsMD.com